EXHIBIT 10(a)

                     1988 PERINI CORPORATION
           RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS


1.   Purpose:

         The purpose of the 1988 Perini Corporation Restricted Stock Plan for Outside Directors is to provide an additional incentive to attract and retain qualified individuals to serve as directors of Perini Corporation and to provide a demonstrable linkage between director and shareholder interests.

2.   Definitions:

         (a)  Award:  An award of common stock of Perini
Corporation, par value $1.00 per share, pursuant to Section 6 hereof.

         (b)  Board:  The Board of Directors of Perini
Corporation.

         (c)  Committee:  The committee appointed pursuant to
Section 5 hereof by the Board.

         (d)  Common Stock:  The common stock of Perini
Corporation, par value $1.00 per share.

         (e)  Corporation:  Perini Corporation.

         (f) Disability: Any physical or mental condition which consists of a disability within the meaning of Section
105(d)(4) of the Internal Revenue Code of 1986, as amended.

         (g) Outside Director: Any director of the Corporation who is not also employed by the Corporation in a capacity other than as a director.

         (h) Participant: An Outside Director to whom an Award is made. An Outside Director shall cease to be a Participant when all shares of Common Stock under all Awards made to the Participant have been forfeited and returned to the Corporation or are no longer subject to the restrictions of Section 9 hereof.

         (i)  Plan:  The 1988 Perini Corporation Restricted
Stock Plan for Outside Directors.

         (j) Resignation or Removal: Cessation of service as an Outside Director other than by reason of death or Disability.


3.   Effective Date and Term of Plan:

         The Plan shall become effective upon (i) its adoption by the shareholders of the Corporation; and (ii) receipt of a "no-action letter" or its equivalent from the Securities and Exchange Commission to the effect that participation in the Plan will not disqualify any Outside Director as a "Disinterested Director" under Rule 16(b)-3. If the Plan is not so adopted by shareholders of the Corporation or the "no-action letter" is not received, the Plan and all Awards theretofore made shall be null and void and all shares of Common Stock theretofore awarded, together with all dividends, securities and other property received with respect to such shares of Common Stock (other than regular cash dividends), shall be returned to the Corporation without payment by the Corporation of consideration therefor, whether or not the Participant had theretofore died, incurred a Disability or ceased to be a director.

         The Plan shall remain in effect until the later of the time when (a) the restrictions on all shares of Common Stock awarded have lapsed or been released; or (b) no further Awards may be made. No Awards shall be made after May 19, 1998.

4.   Awards:

         The date of an Award shall be the date on which an Outside Director becomes eligible to participate in the Plan. Each Outside Director on the date of adoption of the Plan by the shareholders (the "Initial Award Date") shall receive an initial Award and subsequent Awards on the third, sixth and ninth anniversary dates of the Initial Award Date. The amount of each Award shall be for that number of shares of Common Stock of the Corporation which shall have a market value on the Award date equal to the annual director's retainer fee paid by the Corporation to its Outside Directors at such date (exclusive of any per meeting fees or expense reimbursements).

         Directors becoming eligible after the date of adoption of the Plan shall also receive initial Awards on becoming eligible and subsequent Awards on the same date as all other Outside Directors. The number of shares in the Initial Award of Outside Directors becoming eligible after the Initial Award Date shall be a product of the number of shares awarded to each director on the Initial Award Date, multiplied by a fraction whose numerator is the period of time remaining in the three-year restricted period applicable to shares awarded on the most recent Award date to Outside Directors (generally measured in days) and whose denominator is the three-year restricted period (1,095 days), eliminating any fraction less than 1/2 share and rounding to a full share any fraction greater than or equal to 1/2.

5.   Administration:

         The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall consist of not less than three members of the Board.

         The Committee shall have full power and authority: (a) to determine the restrictions and, to the extent provided in
Section 9 hereof, release shares of Common Stock from restrictions applicable to shares awarded under the Plan; (b) to determine all questions of fact that may arise under the Plan;
(c) to interpret the provisions of the Plan or any Award or agreement thereunder; and (d) to promulgate such rules and regulations, and take such other action, as it deems necessary and advisable for the proper administration and implementation of the Plan. Any determination, interpretation, promulgation or other act of the Committee shall be conclusively binding upon all persons. Notwithstanding the foregoing, no individual or committee has discretion with respect to the amount or terms of Awards to Outside Directors under the Plan.

6.   Stock Subject to the Plan:

         Subject to Section 13 hereof, the maximum number of shares of Common Stock that may be awarded under the Plan shall be 30,000. Shares of Common Stock awarded under the Plan shall be shares reacquired by the Corporation and held in its Treasury. Shares of Common Stock awarded under the Plan that are thereafter forfeited by the Participant and returned to the Corporation shall again be available for Award.

7.   Eligibility:

         Awards will be made to persons who are Outside
Directors. Each Outside Director becomes eligible to receive an Award on the date he first becomes a director of the Corporation or, if he was serving as such prior to adoption of the Plan, on the date the Plan is adopted by the shareholders.

8.   No Payment for Shares of Common Stock:

         The shares of Common Stock awarded under the Plan shall be issued to the Participant pursuant to Section 11 hereof without any consideration or payment from the Participant.


9.   Restrictions and Releases:

         All shares of Common Stock awarded to Participants hereunder shall be subject to the following:

              (a)  The Participant may not sell, assign,
     transfer, pledge or otherwise encumber the shares of Common Stock subject to the Award for a period of 3 years from the date of the Award. No purported transfer of the shares of Common Stock, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in such shares of Common Stock whatsoever, but immediately upon any attempt to transfer such shares of Common Stock, such shares of Common Stock, together with all dividends, securities and other property received with respect to such shares of Common Stock (other than regular cash dividends), shall be immediately returned to the Corporation without payment by the Corporation or consideration therefor, and the transfer shall be of no force and effect.

              (b) If the Participant ceases to be an Outside Director by reason of death or Disability during the period any shares of Common Stock awarded to the Participant are subject to the restrictions of Section 9(a) hereof, then such restrictions shall be released upon such cessation.
     No transfer, by will or the laws of descent and distribution, of the shares of Common Stock with respect to when the restrictions are released by reason of the Participant's death shall be effective to bind the Corporation unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer; and
     (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that were or would have been applicable to the Participant and to be bound by the acknowledgment made by the Participant in connection with the Award Agreement (as hereinafter defined).

              (c) (i) The Committee, in its sole discretion, may release all or part of any shares of Common Stock awarded hereunder from the restrictions of Section 9(a) hereof in the event the Corporation merges, consolidates, combines, liquidates, dissolves or undergoes any similar corporate change or in the event of a spin-off, split-up or split-off with respect to the Common Stock of the Corporation. The effective date of such release shall be as of the effective date (or, if a record date is fixed, the record date) of any such merger, consolidation, combination, liquidation, dissolution or similar corporate change or spin-off, split-up or split-off.

                  (ii)  In the event that:

                   (1)  any person other than the Corporation
              shall after the adoption of the Plan acquire more than 20% of the Common Stock of the Corporation through a tender offer, exchange offer or otherwise; or

                   (2)  a change in the "control" of the
              Corporation occurs, as such term is defined in Rule 405 under the Securities Act of 1933; or

                   (3)  there shall be a sale of all or
              substantially all of the assets of the
              Corporation; or

                   (4)  the Committee reasonably believes that
              an event described in (1), (2) or (3) above may occur;

     then the Committee, in its sole discretion, may release all or part of any shares of Common Stock awarded hereunder from the restrictions of Section 9(a) hereof.

              (d) If a Participant ceases to be an Outside Director during the period any shares of Common Stock awarded to the Participant are subject to the restrictions of Section 9(a) by reason of Resignation or Removal, the shares of Common Stock so restricted, together with all dividends, securities and other property received with respect to such shares of Common Stock (other than regular cash dividends), shall be forfeited and returned to the Corporation, without payment by the Corporation of consideration therefor, within 30 days after his cessation as a director, provided that the Committee, in its sole discretion, may release all or a portion of such shares of Common Stock from such restrictions.

              (e) At the time of an Award, the Committee may impose such additional restrictions on the shares of Common
     Stock awarded as it, in its sole discretion, deems appropriate.

10.  Award Agreement:

         Each Award shall be evidenced by a written agreement (the Award Agreement) executed by the Participant and the Corporation, which shall contain such restrictions, terms and conditions as may be required by the Plan and the Committee.

11.  Issuance of Certificates:

              (a) With respect to the shares of Common Stock awarded under the Plan, the Corporation shall cause to be issued stock certificates, registered in the name of the Participant, evidencing the shares of Common Stock awarded by the Award Agreement reasonably promptly after the receipt by the Corporation of (i) the Award Agreement executed by the Participant as provided in Section 10 hereof; and (ii) a stock power endorsed by the Participant in blank with respect to the shares of Common Stock awarded by the Award Agreement.

              (b)  All certificates evidencing shares of Common
Stock issued under the Plan shall bear the following legends:

         (i) "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the 1988 Perini Corporation Restricted Stock Plan for Outside Directors and an Award Agreement entered into between the registered owner of such shares and Perini Corporation. A copy of the Plan and the Award Agreement is on file in the office of the Secretary of Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701."

        (ii) "The shares evidenced by this certificate may not be transferred or disposed of unless (1) a registration statement under the Securities Act of 1933, as amended, is then in effect with respect thereto and such sale is made pursuant to such registration statement; or (2) a written opinion from counsel to the Corporation is obtained to the effect that such transfer or disposition will not violate the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder."

The legend set forth in Section 11(b)(i) shall not be removed from the certificates evidencing such shares of Common Stock until the lapse or release of the restrictions imposed pursuant to Section 9 on such shares of Common Stock.

              (c) The Participant shall not be deemed for any purpose to be, or have any rights as, a shareholder of the Corporation with respect to any shares of Common Stock awarded, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

12.  Depositary:

         Each certificate issued pursuant to Section 11 with respect to shares of Common Stock awarded thereunder, together with the stock powers relating to such shares of Common Stock, shall be deposited by the Corporation with a depositary agent designated by the Corporation (which may be the Corporation). The Corporation shall cause such depositary agent to execute a depositary agreement evidencing the certificates held by it which are registered in the name of the Participant. Reasonably promptly after the lapse or release of the restrictions imposed pursuant to Section 9 on any such shares of Common Stock, the Corporation shall cause to be issued certificates evidencing the shares of Common Stock with respect to which the restrictions have lapsed or been released, free of the legend provided in
Section 11(b)(i), and shall cause such certificates to be delivered to the participant (or his legal representative, beneficiary or heir).

13.  Changes in Capitalization and Deposit of Securities and
     Property:

         In the event of any change in the number of shares of outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change or in the event of a spin-off, split-up or split-off, the maximum aggregate number of shares that may be awarded under the Plan and the class of shares that may be awarded under the Plan shall be appropriately adjusted by the Committee. Unless the Committee otherwise determines, any securities and other property (excluding regular dividends paid in cash) received by an Outside Director as a result of any such change or otherwise with respect to shares of Common Stock still subject to the restrictions of Section 9 will be subject to such restrictions, and shall be promptly deposited with the depositary agent designated by the Corporation to be held in accordance with
Section 11 hereof.

14.  Outside Director's Right:

         No Outside Director or other person shall have any claims or right to receive an Award hereunder.


         The Plan is not a contract of service, and the terms of service or other relationship of any Outside Director shall not be affected in any way by the Plan or related instruments except as specifically provided in the Plan or such related instruments. The establishment of the Plan and making of Awards pursuant thereto shall not be construed as conferring any legal rights upon any Outside Director for continuation of service or other relationship or as interfering with or limiting the right of the Corporation to terminate his service or other relationship, at any time, for any reason, for or without cause, and without regard to the effect that such termination might have upon him as a Participant.

15.  Amendment or Termination:

         The Board of directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that: (a) no amendment shall be made, without the approval, in accordance with applicable law, by the shareholders of the Corporation at a meeting of the Corporation's shareholders, that would materially modify the eligibility requirements for Participants, increase the maximum number of shares of Common Stock that may be awarded under the Plan, or materially increase benefits accruing to Participants; (b) no amendment, suspension or termination shall be made or effected that would adversely affect any right of a Participant with respect to an Award made to him without the written consent of the Participant, unless such amendment, suspension or termination is required by applicable law.

16.  Expenses:

         The expenses of the Plan shall be paid by the Corporation.

17.  Withholding Tax:

         The Participant or any other person receiving shares of Common Stock under the Plan shall be required to pay to the Corporation, as the case may be, the amount of any taxes the Corporation is required by law to withhold with respect to any Award or with respect to the lapse or release of any restrictions on shares of Common Stock subject to an Award.
Such payment shall be due on the date the Corporation is required by law to withhold such taxes. On the request of a Participant, the Corporation may subtract and retain a number of shares equal in value to such amount prior to issuance of unrestricted share certificates in lieu of payment of such amount in cash. In the event that such payment is not made when due, the Corporation shall have the right (a) to sell with 10 days' notice, or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock issued in connection with any Award to the Participant in order to cover all or part of the amount required to be withheld; (b) to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from the Corporation all or part of the amount required to be withheld; or (c) to pursue any other remedy at law or in equity.

18.  Failure to Comply:

         In addition to the remedies of the Corporation elsewhere provided for herein, failure by the Participant to comply with any of the terms and conditions of the Plan or the Award Agreement executed by the Participant pursuant to Section 10, unless such failure is remedied by the Participant within 10 days after having been notified of such failure by the Committee, shall be grounds for the cancellation of the Award, in whole or in part, as the Committee, in its sole discretion, determines. Upon such cancellation, the shares of the Common Stock relating to that portion of the Award cancelled, together with all dividends, securities and other property received with respect to such shares of Common Stock (other than regular cash dividends), shall be forfeited by the Participant and immediately returned to the Corporation without payment by the Corporation of consideration therefor.

19.  Other Terms and Conditions:

         Notwithstanding anything herein to the contrary, the Corporation shall not be obligated by Sections 11 or 12 to cause to be issued or delivered any certificates evidencing shares of Common Stock awarded unless and until the Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the American Stock Exchange and any other exchange upon which the Common Stock may be traded.

         The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations and requirements, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.


20.  Governing Law:

         All Awards shall be made and accepted in the Commonwealth of Massachusetts or in such other states as the Committee, in its sole discretion, may from time to time determine. The laws of the Commonwealth of Massachusetts shall control the interpretation and performance of the terms of the Plan.